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2 Copyright © D-Wave Forward-Looking Statements Certain statements in this presentation are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the acquisition (including the timing and completion thereof), as well as the combined company’s development and commercialization plans, plans to accelerate the projected time to a scaled, error-corrected gate model quantum computer and intention to make an initial dual-rail system generally available in 2026, among others. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve significant risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this presentation in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

3 Copyright © D-Wave With You Today Dr. Alan Baratz CEO D-Wave Dr. Trevor Lanting Chief Development Officer D-Wave Dr. Rob Schoelkopf Chief Scientist and Co-Founder Quantum Circuits

4 Copyright © D-Wave Today D-Wave Became The World’s Leading Quantum Computing Company

5 Copyright © D-Wave • World’s leading annealing quantum computing company • First to demonstrate quantum supremacy on real-world problem • First to deliver commercial applications with customers in production • World’s leading developer of gate-model technology • First to deliver dual-rail qubits with built-in error detection • Three decades of superconducting gate-model tech breakthroughs at Yale University Together, we’re building and commercializing superconducting quantum computing systems – both gate-model and annealing – to singlehandedly lead the market.

6 Copyright © D-Wave Full TAM Significant Accelerant for D-Wave’s Dual-Platform Strategy Value to CustomersAnnealing & Gate Secures D-Wave’s position as only company capable of addressing full quantum computing market opportunity with industry-leading gate- model and annealing quantum computing technology Customers will need annealing AND gate-model to solve full breadth of computational problems, and D-Wave is uniquely positioned to deliver Superconducting qubits have long-term advantage, and our approach to scaling will deliver large-scale annealing and gate- model QPUs

7 Copyright © D-Wave Powerful Synergies to Advance Commercial Gate-Model Quantum Computing Superconducting Both companies are developing superconducting quantum systems: gate operations up to 1000x faster than other approaches On-chip Control D-Wave has local cryogenic control and multi-chip superconducting packaging necessary to deliver large-scale processors Production Grade Systems D-Wave is the only company that has operated robust cryogenic quantum computing platforms with uptimes of years for commercial grade operations Built-in Error Correction Quantum Circuits brings high fidelity, error detecting dual-rail qubits for efficient error correction: fewer physical qubits per logical qubit These are all required to build and deploy error-corrected large-scale gate-model systems. We believe that D-Wave will deliver it. First.

8 Copyright © D-Wave Extending D-Wave Market Leadership Position Dual-platform Approach Only company delivering both annealing and gate-model systems for full spectrum of customer problems Beyond Classical Only company that’s demonstrated quantum supremacy on real-world problem Production-grade & In-use Only company with customer applications in production Diverse Customer Base 100+ commercial, research and government customers Built-in Error Correction Now with unique technologies needed to efficiently error-correct and scale gate systems Significant Talent & IP Doubled size of world-class quantum team, now with Quantum Circuits’ esteemed quantum scientists and developers

9 Copyright © D-Wave Esteemed Quantum Pioneer: Dr. Robert Schoelkopf Quantum Circuits Co-Founder and Chief Scientist • Inventor of transmon (broadly used by most superconducting quantum computing companies) and dual-rail qubit technologies • Award-winning world expert in superconducting quantum computing and practical error correction • Over almost three decades, the Schoelkopf research group and colleagues at Yale University have delivered a series of breakthroughs that form the foundation of superconducting gate-model technology • A member of the National Academy of Sciences

10 Copyright © D-Wave Dual-Rail Qubits Offer Faster Path to Error Correction • Leading approach to error-corrected superconducting gate-model technology • Dual-rail architecture encodes logical qubits with fewer physical qubits • Decoding process is significantly more efficient than standard architectures - higher quality qubits and fewer physical resources required for building logical qubits • Empirical noise model projects a substantial performance improvement in logical error rate, PL , over the Google Willow demonstration and uses fewer physical qubits Physical qubits required for error correction Quantum Circuits – Simulations

11 Copyright © D-Wave Initial Dual-Rail System Generally Available in 2026 • Dual-rail processor “Seeker” currently operational for alpha users • Installed at Quantum Circuits’ laboratory in New Haven, Connecticut • Universal gate set available with gate speeds up to 1000x faster than neutral atom and trapped ion technology • Built in quantum error detection enables early algorithm development • Valuable industry-leading platform for research focused organizations and HPCs exploring error correction and QPU integration

12 Copyright © D-Wave Three Year Gate-Model Roadmap 2026 • General availability of 17 qubit dual-rail cavity-based system along with error correction demonstration • Release software toolkit for quantum algorithm development 2027 • General availability of 49 qubit dual-rail cavity-based system • Complete initial build of 181 qubit dual-rail cavity- based processor • Dual-rail solvers available in Leap cloud platform 2028 • General availability of 181 qubit dual-rail cavity-based system • Error correction demonstration with multiple logical qubits • High fidelity gate operations on scalable logical qubits • Design for 1,000 qubit scalable dual-rail processor completed Build and Commercialize Error-Corrected Superconducting Gate-Model Processors

13 Copyright © D-Wave A transformational step forward for quantum computing Commercial-Grade | Groundbreaking Science | Unparalleled Technical Leadership +